SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K

Amendment No. 1 to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - July 25, 2014
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2014, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing that the Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”) had expanded its number of authorized directors from eleven to twelve and elected Ms. Sheri H. Edison as a director of the Company, effective August 1, 2014, to fill the a vacancy created by the expansion. Committee assignments for Ms. Edison had not been determined as of the filing of the Initial Form 8-K.

On January 22, 2015, the Board appointed Ms. Edison to its Audit Committee, Management Development and Compensation Committee and Nominating and Governance Committee, having previously determined that she satisfies all applicable requirements to serve on such Committees, including without limitation the applicable requirements of the New York Stock Exchange Listed Company Manual and the Securities Exchange Act of 1934, as amended (collectively, “Applicable Requirements”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 28, 2015